UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2009

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     The information reported under Item 5.02 below is incorporated into this Item 1.01 by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As reported in its press release dated November 19, 2009, which is filed with this report as Exhibit 99.1, Tower Group, Inc. (the “Company”) announced that William E. Hitselberger will join the Company on December 8, 2009 as Senior Vice President and will become the Chief Financial Officer effective March 15, 2010, succeeding Francis M. Colalucci. Mr. Colalucci will retire from his position as Chief Financial Officer of the Company effective March 15, 2010 and from the Board of Directors of the Company when his term expires on May 12, 2010. In connection with Mr. Hitselberger’s offer of employment, he has entered into an employment agreement with the Company, a copy of which is filed with this report as Exhibit 99.2 and incorporated herein by reference.
     Mr. Hitselberger has served as Chief Financial Officer of PMA Capital Corporation since June of 2002. Prior to that, he served as Vice President and Chief Financial Officer of the PMA Insurance Group from 1998 to 2002 and as Vice President of the PMA Insurance Group from 1996 to 1998. Mr. Hitselberger is a Certified Public Accountant and Chartered Financial Analyst. He holds a Bachelor of Science degree in accounting from the Wharton School at the University of Pennsylvania.
Item 9.01. Financial Statements and Exhibits.
     The following exhibits are filed as part of this report.

Number	Description
99.1	Copy of press release issued by Tower Group, Inc. dated November 19, 2009
99.2	Employment Agreement with William E. Hitselberger effective December 8, 2009
SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc. Registrant
Date: November 19, 2009	/s/ Elliot S. Orol
ELLIOT S. OROL
Senior Vice President, General Counsel and Secretary